UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2018

CBA, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1857 Helm Drive, Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 914-7250

Cord Blood America, Inc.
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 17, 2018, CBA, Inc. (formerly Cord Blood America, Inc., see Item 5.03 below), a Florida corporation (the “Company”), completed its previously announced asset sale (the “Transaction”) pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), dated as of February 6, 2018, by and between the Company and California Cryobank Stem Cell Services LLC (“FamilyCord”). A copy of the press release issued by the Company on May 17, 2018, announcing the completion of the Transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Purchase Agreement, FamilyCord has acquired substantially all of the assets of the Company and its wholly-owned subsidiaries and assumed certain liabilities of the Company and its wholly-owned subsidiaries. Of the $15.5 million purchase price, FamilyCord paid $12.5 million in cash at closing, with $3.0 million of the purchase price deposited into escrow to secure the Company’s indemnification obligations under the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 8, 2018), and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2018, the board of directors (the “Board”) of the Company, appointed Anthony Snow as the Company’s President and Corporate Secretary. Prior to such appointment, Mr. Snow served as the Company’s Interim President and Corporate Secretary. Consistent with his compensation as Interim President, the Company will continue to pay Mr. Snow $5,000 per month while he serves as President. Mr. Snow will not receive any fees for his continuing service as a director. Additional information about Mr. Snow can be found in the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2017 regarding Mr. Snow’s prior appointment as the Company’s Interim President.

On May 16, 2018, the Board also established compensation for non-management directors of $20,000 per year, plus $1,000 per year for the Chairman of the Nominating & Governance Committee (currently Adrian Pertierra), $3,000 per year for the Chairman of the Compensation Committee (currently Tim McGrath), $5,000 per year for the Chairman of the Audit Committee (currently Adrian Pertierra), and $10,000 per year for the Chairman of the Board (currently David Sandberg). The Board further approved the payment of $100,000 per year to Red Oak Partners LLC (or one of its affiliates) for providing ongoing management, administrative and operational services and assistance to the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Purchase Agreement, upon the closing of the Transaction, the articles of incorporation of the Company were amended to change the name of the Company from Cord Blood America, Inc. to “CBA, Inc.” The articles of amendment to the articles of incorporation are filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events

On May 17, 2018, the Company issued a press release relating to the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement by and between California Cryobank Stem Cell Services LLC and Cord Blood America, Inc., dated February 6, 2018 (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K of the Company dated February 8, 2018)
3.1	Articles of Amendment to Articles of Incorporation of Cord Blood America, Inc.
99.1	Press Release, dated May 17, 2018

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement by and between California Cryobank Stem Cell Services LLC and Cord Blood America, Inc., dated February 6, 2018 (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K of the Company dated February 8, 2018)
3.1	Articles of Amendment to Articles of Incorporation of Cord Blood America, Inc.
99.1	Press Release, dated May 17, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 17, 2018	CBA, INC.

	By:	/s/ Anthony Snow
		Name:	Anthony Snow
		Title:	President and Corporate Secretary